Consumer 4%
Multi-family 2%
C&I 10%
Home Equity 7%
Const/Land 11%
CRE 25%
1-4 Family 41%

Consumer 5%
Multi-family 2%
C&I 11%
Home Equity 6%
Const/Land 14%
CRE 36%
1-4 Family 26%

Home Bancorp, Inc.

Loan Portfolio Composition 1 12/31/08 balance: $336 million 9/30/14 balance: $907 million Direct Energy Exposure = 3% of Total Loans Exhibit 99.1